Apco Oil and Gas
International Inc.

Exhibit 99.1

Nasdaq: APAGF

Date: March 12, 2010

Apco Reports Net Income for 2009

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that it generated net income attributable to Apco of $23.5 million in 2009, or $0.80 per share, compared with net income of $23.8 million, or $0.81 per share in 2008.

Net income attributable to Apco was slightly lower than 2008 as the favorable effects of increased sales volumes and lower exploration expenses were more than offset by the combination of lower average oil and LPG sales prices, greater depreciation expense, lower investment income and greater income tax expense.

Apco’s operating revenues increased by $3.6 million in 2009 compared with 2008. Revenues for 2009 were higher due to the benefits of increased oil, natural gas and LPG sales volumes and higher natural gas sales prices. These benefits were partially offset by lower average oil and LPG sales prices.

“Our track record of successful drilling in our core properties in the Neuquén basin helped increase our oil sales volumes for the year, which more than offset a six-percent decrease in oil prices,” said Ralph Hill, Apco’s chairman and chief executive officer.

Total sales volumes of 2.4 million barrels of oil equivalent (BOE) for the year applicable to Apco’s consolidated interest was 14 percent above the comparable 2.1 million BOE in 2008.

Oil sales volumes increased nine percent during the year, reflecting the previously mentioned successful drilling in Neuquén basin properties and increased condensate production associated with greater natural gas production.

Natural gas sales volumes increased 21 percent due to well connections and production facility enhancements in Apco’s Tierra del Fuego properties that allowed for greater volumes of gas to be delivered compared to the prior-year.

Total costs and operating expenses in 2009 decreased by $347,000 compared with 2008. This reflects lower exploration activity, including the absence of $3.7 million in exploration expenses for dry-hole and greater amounts of seismic expense recorded in 2008.

Lower exploration expenses offset the combination of higher depreciation, depletion and amortization expense, greater selling and administrative expense and increased provincial production taxes for the year.

During 2009, total investment income decreased by $2.9 million due to lower interest and other income and lower equity income from Argentine investments.

Apco experienced lower equity income from its 40.803 percent interest in Petrolera Entre Lomas S.A. Petrolera’s net income was lower primarily due to lower average oil and LPG sales prices and greater production costs attributable to operations in the Entre Lomas, Bajada del Palo and Charco del Palenque concessions.

Total sales volumes applicable to Apco’s equity interest in Petrolera were 2.0 million BOE, reflecting an increase compared to 1.8 million BOE in 2008.

2009 and 2010 Capital Programs

During 2009, capital expenditures of $20.5 million were invested primarily for development and exploration drilling in the Entre Lomas and Bajada del Palo concessions, along with a seventh productive well in the Agua Amarga exploration permit.

“After experiencing lower oil prices earlier in 2009, we scaled back capital expenditures in our other joint ventures in Argentina to focus our resources on drilling in our Neuquén basin properties where we have had a history of high success while also commencing our exploration programs in Colombia,” said Thomas Bueno, Apco’s president and chief operating officer.

“In 2010, we plan to re-commence drilling in our other properties in Argentina and grow our presence in the Neuquén basin, as demonstrated with our recently announced farm-in agreement in the Coirón Amargo exploration permit.

“In Colombia, we will complete our seismic commitments and expect to start exploration drilling before the end of the year,” Bueno added.

Apco Oil and Gas International Inc.
Summary of Earnings
(In Thousands of Dollars Except Per Share Amounts)
	2009	2008
Three months ended December 31

Operating revenue	20,582	18,336

Costs and operating expenses	14,889	16,515

Investment income	4,205	4,806

Net income	6,766	4,425

Per share	0.24	0.16

	2009	2008
Twelve months ended December 31

Operating revenue	72,716	69,116

Costs and operating expenses	55,760	56,107

Investment income	14,564	17,486

Net income	23,497	23,793

Per share	0.80	0.81

About Apco (NASDAQ:APAGF)

Apco is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and two exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com.

Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

Contact:	Kelly Swan
Media Relations
(918) 573-4944
Thomas Bueno
Investor Relations
(918) 573-2570

Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, and, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved oil and gas reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand for those products.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that could adversely affect our business, results of operations and financial condition are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations, environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms.

•	Risks associated with future weather conditions and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report or announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Mar. 16, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.

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